[GRAPHIC OMITTED]                                                  BEL FUSE INC.
                                                            206 Van Vorst Street
                          FOR IMMEDIATE RELEASE           Jersey City,  NJ 07302
                                                                 www.belfuse.com
                                                                 ---------------
                                                                tel 201.432.0463
                                                                fax 201.432.9542

INVESTOR CONTACT:                                               COMPANY CONTACT:
Neil Berkman Associates                                         Daniel Bernstein
(310) 277-5162                                                         President
info@berkmanassociates.com                                        (201) 432-0463
--------------------------


          BEL REPORTS HIGHER PRELIMINARY AND UNAUDITED REVENUE AND NET
                   EARNINGS FOR FOURTH QUARTER AND FISCAL 2003

           JERSEY CITY, NEW JERSEY, February 19, 2004 . . . BEL FUSE INC. (NASDAQ:BELFA & NASDAQ:BELFB) today announced higher preliminary and unaudited revenue and net earnings for the fourth quarter and fiscal year ended December 31, 2003.

      FOURTH QUARTER RESULTS

           For the fourth quarter of 2003, revenue increased 59% to $42,865,000 from $26,886,000 for the fourth quarter of 2002. Net earnings increased to $5,597,000, or $0.49 per diluted share. This compares to a net loss of $639,000, or $0.06 per diluted share, for the same period a year earlier.

      2003 RESULTS

           For 2003, revenue increased 66% to $158,498,000 from $95,528,000 for
      2002. Net earnings increased to $13,764,000, or $1.23 per diluted share. This compares to net earnings of $579,000, or $0.05 per diluted share, for 2002.

           The Company cautions that its fourth quarter and year end results are preliminary and unaudited.

      OPERATIONS REVIEW

           President Daniel Bernstein said that the acquisition of the Passive Components Group from Insilco Technologies completed last spring was primarily responsible for the increase in revenue for the fourth quarter and 2003 compared to the comparable prior-year periods. He said that the implementation of operating enhancements at the Passive Components Group contributed to the increase in profitability, as did the launch of Bel's new integrated connector modules and other new products during 2003.
           At December 31, 2003, Bel had cash, cash equivalents and marketable securities of approximately $62,500,000, working capital of approximately $101,000,000, a current ratio of 6-to-1, total long-term debt of $6,500,000 and shareholders' equity of approximately $146,855,000.

                                     (more)

BEL REPORTS HIGHER REVENUE AND NET EARNINGS
FOR FOURTH QUARTER AND FISCAL 2003
February 19, 2004
Page Two



ABOUT BEL
      Bel (www.BelFuse.com) and its subsidiaries are primarily engaged in the design, manufacture and sale of products used in networking, telecommunications, high speed data transmission, automotive and consumer electronics. Products include magnetics and connectors for voice and data transmission, fuses, DC/DC converters, delay lines and hybrid circuits. The Company operates facilities around the world.

CONFERENCE CALL
      Bel has scheduled a conference call at 11:00 a.m. ET today. A simultaneous webcast of the conference call may be accessed from the Investor Info link at www.BelFuse.com. A replay will be available after 1:00 p.m. ET at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21184113 after 1:00 p.m. ET.

FORWARD-LOOKING STATEMENTS
      Except for historical information contained in this news release, the matters discussed are forward looking statements that involve risks and uncertainties. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers, the continuing viability of sectors that rely on our products, the effect of business and economic conditions; the difficulties inherent in integrating remote businesses that may have followed business practices that differ from the Company's business practices; capacity and supply constraints or difficulties; product development, commercializing or technological difficulties; the possibility that changes may occur in the Company's financial statements between the Company's announcement of preliminary results and the Company's release of audited results; the regulatory and trade environment; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products, and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

                                (table attached)
                                                                          #35xx

BEL FUSE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
($ 000s omitted, except for per share data)



                                                                       Three Months Ended           Twelve Months Ended
                                                                          December 31,                  December 31,
                                                                  ----------------------------   -------------------------
                                                                      2003           2002            2003          2002
                                                                  -------------   ------------   -------------  ----------
                                                                   (unaudited)     (unaudited)    (unaudited)    (audited)

Net sales                                                          $42,865         $26,886       $158,498          $95,528
                                                                   -------         -------       --------          -------

Cost of expenses:
    Cost of sales                                                   30,248          18,366        113,813           72,420
    Selling, general and administrative expenses                     5,966           9,473         26,757           22,270
                                                                   -------         -------       --------          -------
                                                                    36,214          27,839        140,570           94,690

Income (loss) from operations                                        6,651            (953)        17,928              838

Other income - net                                                     136             173            249              940
                                                                   -------         -------       --------          -------

Earnings (loss) before income tax provision                          6,787            (780)        18,177            1,778
Income tax provision (benefit)                                       1,190            (141)         4,413            1,199
                                                                   -------         -------       --------          -------

Net earnings (loss)                                                $ 5,597         $  (639)      $ 13,764          $   579
                                                                   -------         -------       --------          -------

Net earnings (loss) per common share
    Basic                                                          $  0.50         $ (0.06)      $   1.25          $  0.05
                                                                   =======         =======       ========          =======
    Diluted                                                        $  0.49         $ (0.06)      $   1.23          $  0.05
                                                                   =======         =======       ========          =======

Average common shares outstanding
    Basic                                                           11,146          10,933         11,021           10,907
                                                                   =======         =======       ========         ========
    Diluted                                                         11,339          10,933         11,182           11,086
                                                                   =======         =======       ========         ========





CONDENSED CONSOLIDATED BALANCE SHEET DATA
($ 000s omitted)

--------------------------------------------------------------------------------------------------------------------------
                                     December 31,                                                      December 31,
ASSETS                           2003            2002          LIABILITIES & EQUITY                2003            2002
                              (Unaudited)     (Audited)                                        (Unaudited)       (Audited)
--------------------------------------------------------------------------------------------------------------------------

Current assets                   $120,795        $ 94,504      Current liabilities                $ 19,709        $ 11,715
Property, plant &
   equipment - net                 44,120          37,605      Long-term liabilities                 6,500             --
Goodwill, net                       6,935           4,820      Deferred income taxes                 6,724           4,519
Intangibles &
    and other assets                7,938           9,964      Stockholders' equity                146,855         130,659
Total assets                     $179,788        $146,893      Total liabilities & equity         $179,788        $146,893
                                 ========        ========                                         ========        ========

